Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Landauer, Inc.

Glenwood, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-126329, 333-122509, 333-103046, 333-72479, 333-180361 and 333-211922) of Landauer, Inc. of our reports dated December 14, 2016 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Landauer, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, IL

December 14, 2016

R-221 (6/14)